UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 28, 2006

Date of Report (Date of earliest event reported)

PMC-SIERRA, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19084	94-2925073
(Commission File)	(IRS Employer Identification Number)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 28, 2006, PMC-Sierra, Inc. (“ the Company” or “PMC”), completed its previously announced acquisition of the former storage semiconductor business (the “Storage Semiconductor Business”) of Agilent Technologies, Inc. (“Agilent”) pursuant to the terms of the Purchase and Sale Agreement (the “Purchase Agreement”) dated October 28, 2005 between PMC and Avago Technologies Pte. Limited (“Avago”). The Storage Semiconductor Business was part of Agilent’s Semiconductor Products Group, which Avago, an entity created by Kohlberg Kravis Roberts & Co. and Silver Lake Partners, acquired in December 2005. Under the terms of the Purchase Agreement, Palau Acquisition Corporation, a Delaware corporation and direct wholly owned subsidiary of PMC purchased the Storage Semiconductor Business for $424.5 million in cash and estimated transaction costs of $5.2 million. The final purchase price is subject to an inventory adjustment.

In accordance with Item 9.01(a) of Form 8-K, the initial 8-K report filed on March 1, 2006, did not include the historical Storage Semiconductor Business financial statements or the unaudited pro forma combined financial information of PMC (“the Financial Information”) but instead contained an undertaking to file the Financial Information with the Securities and Exchange Commission (the “Commission”) within 71 calendar days after the date that the report on the initial Form 8–K was required to be filed. This Form 8-K/A is being filed for the purpose of satisfying the Registrant’s undertaking to file the Financial Information.

The accompanying Combined Statements of Assets Acquired and Liabilities Assumed and the Combined Statements of Revenues and Direct Expenses of the Storage Semiconductor Business were prepared by another entity and audited by its auditors. Nothing contained therein shall be construed as an admission by PMC of any liability to any other party. Some of the commitments to be assumed by PMC are subject to continued negotiations, including the portion of the computer automated design software licenses used by the Storage Semiconductor Business to be assumed by PMC referred to in Note 12.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Historically, audited financial statements required by Rule 3-05 of Regulation S-X for the Storage Semiconductor Business were not prepared by Agilent or Avago as it had no separate legal status or existence. As such, it is impracticable to prepare full financial statements for the Storage Semiconductor Business. Pursuant to a letter dated October 26, 2005 from the Commission, the Commission stated that it would not object to PMC filing audited combined statements of assets acquired and liabilities assumed of the Storage Semiconductor Business as of October 31, 2005 and 2004, and audited combined statements of revenues and direct expenses of the Storage Semiconductor Business for the twelve months ended October 31, 2005, 2004 and 2003, in satisfaction of Rule 3-05 of Regulation S-X. Such information is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(b) Unaudited Pro Forma Financial Information.

Pursuant to the October 26, 2005 letter from the Commission, the Commission stated that PMC is required to furnish a pro forma balance sheet which reflects the Company’s acquisition of the Storage Semiconductor Business in this Form 8-K, and that it will waive the requirement in Article 11 of Regulation S-X to provide pro forma statements of operations if the use of forward-

looking information is necessary to meaningfully present the effects of the acquisition. It was impracticable to provide such financial information at the time the initial report was filed. Such financial information is attached hereto as Exhibit 99.2 and is incorporated in its entirety herein by reference.

Forward-looking information.

The unaudited pro forma condensed combined financial statements attached hereto as Exhibit 99.2 have been prepared by management for illustrative purposes only and do not include the realization of cost savings from operating efficiencies, revenue synergies or other costs expected to result from the acquisition. The unaudited pro forma condensed combined financial statements are therefore not necessarily indicative of the condensed consolidated financial position or results of operation that would actually have been realized had PMC and the Storage Semiconductor Business been a combined company during the specified period.

Net revenues from the Storage Semiconductor Business for 2005 were $111.8 million compared to $113.0 million in 2004 and $115.3 million in 2003. Over this period, the Storage Semiconductor Business experienced growth in revenues from their Tachyon product line. Revenues from this product line grew by 10% from 2003 to 2004 and 1% from 2004 to 2005. The other area of growth related to a custom Application Specific Integrated Circuit (ASIC) product from the RedSwitch acquisition by Agilent, which grew by 10% from 2003 to 2004 and by 2% from 2004 to 2005. Total revenues declined between 2003 and 2005 due to overall lower volume from legacy Phy IC and SerDes product lines, which were discontinued in 2003. Combined with PMC, the Company expects to experience further growth from the Tachyon product line in 2006 as the industry continues to transition from 2G Fibre Channel to 4G Fibre Channel products.

Total gross profit for the Storage Semiconductor Business for 2005 was $72.3 million, or 65% of revenues compared to $73.2 million, or 65% of revenues in 2004, and $64.2 million, or 56% of revenues in 2003. The improvement in margin since 2003 was due to product mix changes, shifting to higher margin Tachyon products. In addition, Cost of products included allocations from Agilent including stock-based compensation, retention bonuses, restructuring, and other general corporate costs totaling $7.5 million, $8.3 million and $9.5 million for the years ended 2005, 2004 and 2003, respectively. The Company expects that, combined with PMC, corporate allocations such as these will be lower. Overall the Company expects to achieve improvements in gross profit in 2006 due to reduced allocations and a continued shift in product mix away from lower margin legacy products.

Research and development, or R&D, expenses in the Storage Semiconductor Business decreased from $50.7 million in 2003 to $45.4 million in 2004 and to $38.6 million in 2005. These decreases resulted from the discontinuation of further investment in the Phy IC and SerDes product lines in 2003, and discontinuation of further investment in the RedSwitch ASIC product line in 2004. Included in R&D expense were allocations from Agilent including stock-based compensation, retention bonuses, restructuring, and other general corporate costs totaling $8.5 million, $10.3 million and $15.0 million for the years ended 2005, 2004 and 2003, respectively. The Company expects that, combined with PMC, corporate allocations such as these will be lower.

Selling, general and administrative, or SG&A, expenses in the Storage Semiconductor Business also decreased sequentially from $30.9 million in 2003 to $25.3 million in 2004 and $22.0 million in 2005. Included in SG&A expense were allocations from Agilent including stock-based compensation, retention bonuses, restructuring, and other general corporate costs totaling $16.3 million, $18.8 million and $24.0 million for the years ended 2005, 2004 and 2003, respectively. The Company expects that, combined with PMC, corporate allocations such as these will be lower.

The forward-looking statements in the preceding paragraphs reflect the Company’s current expectations, are based on assumptions and are subject to risks and uncertainties. Actual results could differ materially from those projected or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this report, and the Company does not assume any obligation to update any of these statements. The Company’s written policy on forward-looking statements can be found in its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(c) Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement dated October 28, 2005, between PMC-Sierra, Inc. and Avago Technologies Pte. Limited (Previously filed as an exhibit to PMC’s Current Report on Form 8-K filed on November 3, 2005).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

99.1	Audited Combined Statements of Assets Sold and Liabilities Transferred as of October 31, 2005 and 2004, and Combined Statements of Revenues and Operating Expenses of the Storage Semiconductor Business for the three years in the period ended October 31, 2005.

99.2	Unaudited Pro forma financial information as of and for the year ended December 31, 2005 (furnished, not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.

/s/ Alan F. Krock
Alan F. Krock
Vice President, Chief Financial Officer and Principal Accounting Officer

Date: March 14, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Sale Agreement dated October 28, 2005, between PMC-Sierra, Inc. and Avago Technologies Pte. Limited (Previously filed as an exhibit to PMC’s Current Report on Form 8-K filed on November 3, 2005).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

99.1	Audited Combined Statements of Assets Sold and Liabilities Transferred as of October 31, 2005 and 2004, and Combined Statements of Revenues and Operating Expenses of the Storage Semiconductor Business for the three years in the period ended October 31, 2005.

99.2	Unaudited Pro forma financial information as of and for the twelve months ended December 31, 2005 (furnished, not filed).